EXHIBIT 10.14

                         CAMDEN PROPERTY TRUST
              KEY EMPLOYEE SHARE OPTION PLAN (KEYSOP)TM
                              Preamble

    Camden Property Trust (the "Employer") hereby establishes the Camden Property Trust Key Employee Share Option Plan (the "Plan"), effective as of the date specified herein.

    The purpose of the Plan is to provide a vehicle for the payment of compensation (either salary or bonuses) otherwise payable to the participating key executives of the Employer, commensurate with their contributions to the success of the Employer's activities, in a form that will provide incentives and rewards for meritorious performance and encourage the recipients' continuance as employees of the Employer.


                             ARTICLE I

                            Definitions

    As used in this Plan, the following capitalized words and phrases have the meanings indicated, unless the context requires a different meaning:

    1.1 "Beneficiary" means the person or persons designated by a Participant, or otherwise entitled, to exercise Options after a Participant's death.

    1.2 "Board of Trust Managers" or "Board" means the board of trust managers of the Employer.

    1.3 "Code" means the Internal Revenue Code of 1986, any amendments thereto, and any regulations on rulings issued thereunder.

    1.4  "Committee" means the committee appointed in accordance with
Section 5.1 to determine awards of Options and administer the Plan.

    1.5 "Designated Property" means shares of regulated investment companies or any other property (not including cash, cash equivalents, or securities of the Employer) designated by the Committee as subject to purchase through the exercise of an Option.

    1.6  "Effective Date" means February 1, 1997

    1.7  "Employee" means any individual who is employed by the Employer.

    1.8  "Employer" means Camden Property Trust, and any successor thereto.

    1.9 "ERISA" means the Employee Retirement Income Security Act of 1974, any amendments thereto, and any regulations or rulings issued thereunder.

    1.10 "Exercise Price" means the price that a Participant must pay in order to exercise an Option.

    1.11 "Grant Date" means, with respect to any Option, the date on which an Option is awarded to the Participant.

    1.12 "Option" means the right of a Participant, granted by the Employer in accordance with the terms of this Plan, to purchase Designated Property from the Employer at the Exercise Price established under Section 2.3.

    1.13 "Option Agreement" means an agreement executed by the Employer and by a Participant to whom Options have been awarded, acknowledging the issuance of the Options and setting forth any terms that are not specified in this Plan.

    1.14 "Participant" means any individual who has received an award of Options in accordance with Section 2.2 and whose Options have not been completely exercised. After a Participant's death, his Beneficiary is considered to be a Participant to the extent necessary to facilitate the exercise of any Options that continue to be exercisable under the terms of the Plan. In the event of a Participant's disability or other legal incapacity, the Participant's legal representative is considered to be a Participant to the extent necessary to facilitate the exercise of any Options that are or become exercisable under the terms of the Plan.

    1.15 "Plan" means the Camden Property Trust Key Employee Share Option PlanTM, as set forth herein and as from time to time amended.

    1.16 "Plan Year" means the operating year of the Plan, which ends on January 31st.

    1.17 "Termination of Employment" means a Participant's separation from the service of the Employer (including all subsidiaries or other affiliates of the Employer that participate in the Plan) by reason of his resignation, retirement, discharge or death.

    1.18  "Trust" means the trust that may be established pursuant to
Article VI to hold the Designated Property that is subject to purchase through the exercise of an Option.

    1.19 "Trust Agreement" means an agreement setting forth the terms of the Trust established pursuant to Article VI.

    1.20 "Trust Fund" means the Designated Property that is subject to an option that is held in the Trust.

    1.21 "Trustee" means the persons or institution acting as trustee of the Trust.

    1.22  Rules of construction

    1.22.1 Governing law. The construction and operation of this Plan are governed by the laws of the State of Texas.

    1.22.2 Headings. The headings of Articles, Sections and Subsections are for reference only and are not to be utilized in construing the Plan.

    1.22.3 Gender. Unless clearly inappropriate, all pronouns of whatever gender refer indifferently to persons or objects of any gender.

    1.22.4 Singular and plural. Unless clearly inappropriate, singular terms refer also to the plural number and vice versa.

    1.22.5 Severability. To the extent any provision of this Plan is held to be unenforceable, illegal or invalid under any current or future law, such provision shall be fully separable and this Plan shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Plan shall remain in force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Plan, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to the Plan are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 1.22.5.


                             ARTICLE II

                          Award of Options

    2.1 Eligibility for awards. Awards of Options may be made to any Employee selected by the Committee from the executive officers and other key employees who occupy senior managerial or professional positions and who have the capacity of making a substantial contribution to the success of the Employer. In making this selection and in determining the form and amount of options the Committee shall consider any factors it deems relevant, including the individual's functions, responsibilities, value of services to the Employer and past and potential contributions to the Employer's profitability and growth.

    2.2 Procedure for awarding Options. The recipients of Options are determined from time to time by the Committee. No Committee member may take part in any way in determining the amount of any award of Options to himself. Awards become effective upon the Grant Date. Awards may be made at any time on or after the Effective Date and prior to the termination of the Plan.

    2.3 Selection of Designated Property and Establishment of Exercise Price. When an Option is awarded, the Committee will specify the Designated Property that may be purchased by exercise of the Option and will fix the Exercise Price. If the Employer acquires Designated Property specified by an Option Agreement in accordance with Section 2.5 hereunder, such Designated Property must:

         (a) not be subject to any security interest, whether or not perfected, or to any option or contract under which any other person may acquire any interest in it; and

         (b) be readily tradable on an established market or consist wholly of interests in property that is readily tradable on an established market.

Unless otherwise specified in a particular Option Agreement, the Exercise Price will equal twenty-five percent (25%) of the lesser of the fair market value of the Designated Property on the Grant Date or the fair market value on the date that the Option is exercised.

    2.4 Effect of dividends and distributions with respect to Designated Property. The Employer agrees, whenever any dividend is declared on those shares, to reinvest all dividends and distributions with respect to Designated Property in additional property of the same kind (or as nearly the same kind as feasible, if property of the same kind is not available). Any property acquired through investment or reinvestment will immediately be subject to an Option in favor of the Participant on terms identical to those set forth in the pertinent Option Agreement.

    2.5 Held in Trust. Upon the grant of an Option, the Employer may acquire the Designated Property and contribute it to the Trust as soon as practicable after the Grant Date. At the time contributed to the Trust, the Designated Property shall not be subject to any security interest, whether or not perfected, or to any option or contract under which any other person may acquire any interest in it, except as otherwise provided in Section 6.2

    2.6 Substitution of other property for Designated Property. At any time after the grant of an Option, the Committee may, in its discretion, after consultation with the Participant substitute other property of equal value for Designated Property subject to that option.


                            ARTICLE III

                         Exercise of Options

    3.1 Period for exercise of Options. Options may be exercised by a Participant at any time during the period beginning six months after the Grant Date and ending on the earliest of:

         (a) one year after the Participant's termination of employment, or

         (b)  twenty years after Grant Date.

If a Participant dies before all of his Options have been exercised, any Options that remain outstanding may be exercised by his Beneficiary. The right of a Participant or his Beneficiary to exercise any Option ceases at the time specified in the Option Agreement or one (1) year after his date of death, whichever is earlier.

    3.2 Procedure for exercising Option. A Participant may exercise all or a portion of an Option by giving written notice to the Committee and either tendering payment of the applicable Exercise Price or requesting that the Committee approve a net exercise in accordance with Section 3.3.

    3.3 Net exercise of Option. At a Participant's request, the Committee may, in its sole discretion, consent to the payment to the Participant, in lieu of the exercise of an Option, of cash equal to the difference between
(a) the fair market value of the Designated Property subject to the Option or portion of an Option that he proposes to exercise and (b) the applicable Exercise Price.

    3.4  Inalienability of Options.  Except as otherwise provided in
Section 3.5, no Option granted under this Plan may be transferred, assigned or alienated, except as provided herein, and no Option shall be subject to execution, attachment or similar process. An Option may be exercised only by the Participant to whom it was granted, by his Beneficiary after his death, or the Participant's assignee pursuant to Section 3.5.

    3.5 Permitted Transfers. A Participant may at any time prior to death, assign all or any portion of an Option to:

         (a)  the Participant's spouse or lineal descendants,

         (b) the trustee of a trust for the primary benefit of the Participant's spouse lineal descendants,

         (c) partnership of which the Participant's spouse and lineal descendants are the only partners, or

         (d) a tax exempt organization as described in Section 501(c)(3)of the Code. Any such assignment will be permitted only if an assignment is expressly permitted in the Option Agreement, or approved in writing by the Committee, and the Participant receives no consideration for the assignment. Any such assignment will be evidenced by an appropriate written document executed by the Participant, and delivered to the Committee on or before the effective date of the assignment. In the event of such assignment, the spouse, lineal descendant, trustee, partnership or tax exempt organization will be entitled to all of the rights of the Participant with respect to the assigned portion of the Option, and such portion of the Option, will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth in the Plan and the Option Agreement.

    3.6 Delivery of Designated Property. On the date of exercise, or as soon as practicable thereafter (but in no event later than five business days after the date of exercise), the Employer will deliver or cause to be delivered the Designated Property then being purchased to the Participant (the Participant's Beneficiary pursuant to Section 3.8, or the Participant's assignee pursuant to Section 3.5). In the event that the listing, registration or qualification of the Option or the Designated Property on any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the exercise of the Option, then the Option will not be exercised in whole or in part until such listing, registration, qualification, consent or approval has been effected or obtained.

    3.7 Tax Withholding. Whenever Designated Property is to be delivered upon exercise of an Option under the Plan, the Employer will require as a condition of such delivery (a) the cash payment by the Participant of an amount sufficient to satisfy all federal, state and local tax withholding requirements related thereto, (b) the withholding of such amount from any Designated Property to be delivered to the Participant, (c) the withholding of such amount from compensation otherwise due to the Participant, or (d) any combination of the foregoing, at the election of the Participant with the consent of the Employer. Such election will be made before the date on which the amount of tax to be withheld is determined by the Employer, and such election will be irrevocable. With the consent of the Employer, the Participant may elect a greater amount of withholding, not to exceed the estimated amount of the Participant's total tax liability with respect to the delivery of Designated Property under the Plan. Such election will be made at the same time and in the same manner as provided above.

    3.8  Election of Beneficiary.

    3.8.1 Designation or Change of Beneficiary by Participant. When Options are first awarded to a Participant, the Committee will send him a Beneficiary designation form, on which he may designate one or more Beneficiaries and successor Beneficiaries. A Participant may change his Beneficiary designation at any time by filing the prescribed form with the Committee. The consent of the Participant's current Beneficiary is not required for a change of Beneficiary, and no Beneficiary has any rights under this Plan except as are provided by its terms. The rights of a Beneficiary who predeceases the Participant who designated him immediately terminate, unless the Participant has specified otherwise.

    3.8.2 Beneficiary if no election is made. Unless a different Beneficiary has been elected in accordance with Section 3.8.1, the Beneficiary of any Participant who is lawfully married on the date of his death is his surviving spouse. The Beneficiary of any other Participant who dies without having designated a Beneficiary is his estate.


                             ARTICLE IV

                Amendment or Termination of the Plan

    4.1 Employer's right to amend or terminate Plan. The Board may, at any time and from time to time, amend, in whole or in part, any of the provisions of this Plan or may terminate it as a whole or with respect to any Participant or group of Participants. Any such amendment is binding upon all Participants and Beneficiaries, the Committee and all other parties in interest.

    4.2 When amendments take effect. A resolution amending or terminating the Plan becomes effective as of the date specified therein.

    4.3 Amendment of Options. An Option Agreement may be amended by the Committee at any time if the Committee determines that an amendment is necessary or advisable as a result of:

         (a) any addition to or change in the Code or ERISA, a federal or state securities law or any other law or regulation, which occurs after the Grant Date and by its terms applies to the Option,

         (b) any substitutions of Designated Property held in trust pursuant to Section 2.5,

         (c) any Plan amendment or termination pursuant to Section 4.1, provided that the amendment does not materially affect the terms, conditions and restrictions applicable to the Option, or

         (d) any circumstances not specified in Paragraphs (a), (b), (c), with the consent of the Participant.


                             ARTICLE V

                           Administration

    5.1 The Committee. The Plan will be administered by a Committee consisting of one or more persons appointed by the Board of Trust Managers. The Committee will act by a majority of its members at the time in office and may take action either by vote at a meeting or by consent in writing without a meeting.

         (a) The Board may remove any member of the Committee at any time, with or without cause, and may fill any vacancy. If a vacancy occurs, the remaining member or members of the Committee will have full authority to act.

         (b) Any member of the Committee may resign by written resignation delivered to the Board. Any such resignation will become effective upon its receipt by the Board or on such other date as agreed to by the Board and the resigning member.

    5.2 Powers of the Committee. In carrying out its duties with respect to the general administration of the Plan, the Committee will have, in addition to any other powers conferred by the Plan or by law, the following powers:

         (a) to determine eligibility to participate in the Plan and eligibility to receive Options;

         (b) to grant Options, and to determine the form, amount and timing of such Options;

         (c)  to determine the terms and provisions of the Option
              Agreements, and to modify such Option Agreements as provided in Section 4.3;

         (d) to substitute Designated Property held in Trust as provided in Section 2.6;

         (e) to maintain all records necessary for the administration of the Plan;

         (f) to prescribe, amend, and rescind rules for the administration of the Plan to the extent not inconsistent with the terms thereof;

         (g) to appoint such individuals and subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan;

         (h) to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties under the Plan; and

         (i) to perform any other acts necessary and proper for the conduct of its affairs and the administration of the Plan, except those reserved by the Board.

    5.3 Determinations by the Committee. The Committee will interpret and construe the Plan and the Option Agreements, and its interpretations and determinations will be conclusive and binding on all Participants, Beneficiaries and any other persons claiming an interest under the Plan or any Option Agreement.

    5.4 Indemnification of the Committee. The Employer will indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of such member's action or failure to act in such capacity, excepting only expenses and liabilities arising out of such member's own willful misconduct or gross negligence.

         (a) Expenses and liabilities against which a member of the Committee is indemnified hereunder will include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof.

         (b) This right of indemnification will be in addition to any other rights to which any member of the Committee may be entitled.

         (c) The Employer may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interests of the Employer, with such member's consent which will not be unreasonably withheld.

    5.5 Expenses of the Committee. The members of the Committee will serve without compensation for services as such. All expenses of the Committee will be paid by the Employer.


                             ARTICLE VI

                          Trust Provisions

    6.1 Establishment of the Trust. A trust may be established to hold all Designated Property contributed by the Employer pursuant to Section
2.5. Except as otherwise provided in Section 6.2, and Section 12 of the Trust Agreement, the Trust will be irrevocable and no portion of the Trust Fund will be used for any purpose other than the delivery of Designated Property pursuant to the exercise of an Option, and the payment of expenses of the Plan and Trust.

    6.2 Trust Status. The Trust is intended to be a grantor trust, within the meaning of section 671 of the Code, of which the Employer is the grantor, and this Plan is to be construed in accordance with that intention. Notwithstanding any other provision of this Plan, the Trust Fund will remain the property of the Employer and will be subject to the claims of its creditors in the event of its bankruptcy or insolvency. No Participant will have any priority claim on the Trust Fund or any security interest or other right superior to the rights of a general creditor of the Employer.


                            ARTICLE VII

                      Miscellaneous Provisions

    7.1 No Rights of Shareholder. Neither the Participant, a Beneficiary nor any assignee will be, or will have any of the rights and privileges of, a stockholder with respect to any Designated Property purchasable or issuable upon the exercise of an Option, prior to the date of exercise of such Option.

    7.2 No Right to Continued Employment. Nothing contained in the Plan will be deemed to give any person the right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any person at any time without regard to the effect that such discharge will have upon such person's rights or potential rights, if any, under the Plan. The provisions of the Plan are in addition to, and not a limitation on, any rights that a Participant may have against the Employer by reason of any employment or other agreement with the Employer.

    7.3 Notices. Unless otherwise specified in an Option Agreement, any notice to be provided under the Plan to the Committee will be mailed (by certified mail, postage prepaid) or delivered to the Committee in care of the Employer at its executive offices, and any notice to the Participant will be mailed (by certified mail, postage prepaid) or delivered to the Participant at the current address shown on the payroll records of the Employer. No notice will be binding on the Committee until received by the Committee, and no notice will be binding on the Participant until received by the Participant.

    7.4 Coordination with Employment Agreement: To the extent any provisions of this Plan conflict with the provisions of any employment agreement entered into between the Employer and the Participant, the terms of the employment agreement shall control. To the extent that any such employment agreement provides for the automatic or accelerated vesting of securities or derivative securities held by the Participant upon the occurrence of a change of control, business combination or other enumerated event, any Option Agreements shall likewise be deemed to be governed by such provisions and shall likewise vest on the terms on the terms and conditions set forth in such employment agreement.

IN WITNESS WHEREOF, Camden Property Trust has caused these presents to be executed by its duly authorized officer by authority of its Board of Trust Managers this 1st day of February, 1997.

                                     CAMDEN PROPERTY TRUST

                                                 /s/
                                         -------------------------
                                     By: G. Steven Dawson
                                         Senior Vice President and
                                         Chief Financial Officer